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                               FIRST AMENDMENT TO
                      SPECIALTY EQUIPMENT COMPANIES, INC.
                              AMENDED AND RESTATED
                       EXECUTIVE LONG-TERM INCENTIVE PLAN

         WHEREAS, the Specialty Equipment Companies, Inc. Executive Long-Term Incentive Plan, as amended and restated effective May 27, 1999 (the "Plan"), provides that the Board of Directors of Specialty Equipment Companies, Inc. (the "Board") may from time to time in its discretion amend or modify the Plan, subject to stockholder approval as may be required in instances governed by
Section 422 of the Internal Revenue Code, Section 16(b) of the 1934 Act, or to comply with the listing requirements of any securities exchange or market system on which the Company's equity securities are listed; and

         WHEREAS, the Board has determined that the Plan should be amended to modify the vesting and exercisability provisions of the Plan as provided herein, and the Board has authorized Jeffrey Rhodenbaugh and Donald McKay, or either of them, to execute this First Amendment to the Plan on behalf of Specialty Equipment Companies, Inc. (the "Company").

         NOW, THEREFORE, the Plan is hereby amended, effective as of October 23, 1999, as set forth below.

         1.       Administration:  Committee Authority.  Article 4(c) (vii) and
(viii) are hereby amended and restated as follows:

         (vii) to accelerate the exercisability of and to accelerate or waive any or all of


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                  the restrictions and conditions applicable to, any Award,
                  except restrictions set forth in Article 8(a)(ii) and (iii).

         (viii) to extend the exercisability of options (other than incentive stock options) and to extend or waive any or all of the restrictions and conditions applicable to any Award, except the restrictions limiting the term of Awards to 10 years or 15 years (as the case may be pursuant to Article 6(a)(ii)).

         2.       Exercise. Vesting of Options and Stock Appreciation Rights.
Article 8(a) shall be amended, by adding the following new Article 8(a)(v) as follows:

         (v) Effective with respect to options and stock appreciation rights granted after October 23, 1999, the Committee may in its discretion grant options and stock appreciation rights with a vesting and exercisability schedule stated in the Grantee's Option Award Agreement, which may provide for vesting and exercisability as rapidly as or less rapidly than at the rate of 25% per year as provided in
                  Article 8(a)(iv).

         3.       Termination of Employment. Awards After October 23, 1999.
Article 13 shall be amended, by adding the following new Article 13(c) as follows:

         (c) Awards After October 23, 1999. With respect to options and stock appreciation rights issued after October 23, 1999, such options and stock appreciation rights shall be governed by the Plan and by the following rules:

                  (i)          Options or stock appreciation rights issued after
                        October 23, 1999, shall be considered vested and exercisable as of the date of the Grantee's death as if each such option or stock appreciation right had been


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                        issued with vesting and exercisability over a five year
                        period in five annual installments at the rate of 20% each year on the anniversary of the Grant Date of the award (the "Alternate Vesting Schedule");

                  (ii)         Options or stock appreciation rights issued after
                        October 23, 1999, shall be considered vested and exercisable as of the date of the Grantee's Retirement or Disability as if each such option or stock appreciation right had been issued with the Alternate Vesting Schedule; and

                  (iii)        if a Grantee's employment terminates because the
                        Grantee resigns, except where the resignation is for Disability or Retirement, the Committee shall have discretion to determine within 90 days of the date of such termination, that a resigning Grantee's options and stock appreciation rights will instead be vested and exercisable in accordance with the Alternate Vesting Schedule. The Committee may consider whether or not the facts and circumstances of a resignation warrant vesting and exercisability in accordance with the Alternative Vesting Schedule because the resignation appears similar to a Retirement, or because it appears to be more similar to an involuntary termination of employment than a voluntary termination, but the Committee shall have absolute and final discretion to determine whether or not to allow all or part of a resigned Grantee's option or stock appreciation right to vest and be exercisable in accordance with the Alternate Vesting Schedule;

         4. Except as provided in this First Amendment to the Plan, the Plan is hereby ratified and confirmed.

Dated as of:  October 23, 1999






                                 /s/ Donald K. McKay
                                 ----------------------------
                                 Donald K. McKay




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